Exhibit 4.6

FORM OF BENEFICIAL OWNER ELECTION

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering by Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”) of subscription rights (the “Rights”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Rights Offering”).

With respect to any instructions to exercise (or not to exercise) the Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on February [    ], 2009, the last business day prior to the scheduled expiration date of the Rights Offering of March [    ], 2009 (which may be extended by the Company in its sole discretion).

This will instruct you whether to exercise Rights to purchase shares of the common stock distributed with respect to the shares of the common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Subscription Rights Certificates.

Box 1. ☐ • Please DO NOT EXERCISE RIGHTS for shares of common stock.

Box 2. ☐ • Please EXERCISE RIGHTS for shares of common stock as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Rights should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Rights, each Right for two Shares	Subscription Price per Right	Payment

Basic Subscription Rights	[ ] X	$[ ] =	$ (Line 1)

Over-Subscription Rights	[ ] X	$[ ] =	$ (Line 2)

	Total Payment Required		$
(Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4)

Box 3. ☐ • Payment in the following amount is enclosed $            .

Box 4. ☐ • Please deduct payment from the following account maintained by you as follows:

Type of Account:
Account No.:
Amount to be deducted: $

Signature:
Name:
Title:
Date: , 2009

IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1. THE EXERCISE OF THIS RIGHT WAS SOLICITED BY MAXIM GROUP LLC. THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT MAXIM GROUP LLC SHALL BE COMPENSATED FOR THE EXERCISE OF THIS RIGHT.   ☐

2. IF THE EXERCISE OF THIS RIGHT WAS NOT SOLICITED BY MAXIM GROUP LLC, PLEASE CHECK THE FOLLOWING BOX.   ☐

Dated:

(Signature)

(Address)

(Tax Identification Number)